Exhibit 28(r)
POWER OF ATTORNEY
     I, the undersigned Trustee of Longleaf Partners Funds Trust, hereby severally constitute and appoint each of Andrew R. McCarroll, Michael J. Wittke and Julie M. Bishop, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to such attorney to sign for me, and in my name and in the capacity indicated below, any and all amendments (including post-effective amendments) to the Registration Statement of Longleaf Partners Funds Trust on Form N-1A, the substance of which has been approved by the Trustees of Longleaf Partners Funds Trust, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as I might or could do in person, and hereby ratify and confirm all that said attorney lawfully could do or cause to be done by virtue hereof.

/s/ O. Mason Hawkins	May 19, 2011

O. Mason Hawkins, Trustee	Date

/s/ Margaret H. Child	May 19, 2011

Margaret H. Child, Trustee	Date

/s/ Chad Carpenter	May 19, 2011

Chadwick H. Carpenter, Trustee	Date

/s/ Daniel W. Connell, Jr.	May 19, 2011

Daniel W. Connell, Jr., Trustee	Date

/s/ Rex M. Deloach	May 19, 2011

Rex M. Deloach, Trustee	Date

/s/ Steven N. Melnyk	May 19, 2011

Steven N. Melnyk, Trustee	Date

/s/ C. Barham Ray	May 19, 2011

C. Barham Ray, Trustee	Date

/s/ Perry Steger	May 19, 2011

Perry C. Steger, Trustee	Date